[* * *] AGREEMENT UNDER THE AMENDED AND RESTATED
GOOGLE SERVICES AGREEMENT AND ORDER FORM

This [* * *] Agreement (the “[* * *] Agreement”), effective as of 01 December 2011 (the “ [* * *] Agreement Effective Date”), is between Google Ireland Limited (“Google”) and Babylon Limited, 10, Ha’laasiya Stree, Or Yehuda, 60212, Israel (“Customer”) and is subject to the terms contained herein and the Google Search and Advertising Services Agreement between Google and Customer dated 01 January 2011 (the “GSA”) and the Google Search and Advertising Services Agreement Order Form, dated 01 January 2011, as amended (the “Order Form” and together with the GSA, the “Agreement”). Capitalized terms not defined in this [* * *] Agreement have the meanings given to those terms in the Agreement. The parties agree as follows:

1.	[* * *]

2.	[* * *]

2.1 [* * *] the Percentage of Net AdSense Revenues for AFS payable to Company (as identified on the cover sheet of the Order Form) shall be amended as follows:

“Where the total AFS AdSense Revenues for the relevant calendar month [* * *];

Where the total AFS AdSense Revenues for the relevant calendar month [* * *];

Where the total AFS AdSense Revenues for the relevant calendar month [* * *];

Where the total AFS AdSense Revenues for the relevant calendar month [* * *]”

2.2          The Term of the Agreement shall be amended so that it expires on 31 November 2013, save that in the [* * *] month period prior to 31 October 2012, either party may serve on the other a written notice of termination, in which case the Agreement shall expire on 31 November 2012.

3.	Miscellaneous. The Agreement shall remain in full force and effect unchanged except as modified by this [* * *] Agreement. This [* **] Agreement shall be governed by English law. Any dispute shall be referred to and finally resolved by arbitration under the rules of the LCIA, which rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be London, England. The language used in the arbitration shall be English.

IN WITNESS WHEREOF, the parties have executed this [* * *] Agreement by persons duly authorized.

Google: GOOGLE IRELAND LIMITED.		Customer: BABYLON LIMITED.

By: [* * *]		By: [* * *]

Print Name: [* * *]		Print Name: [* * *]

Title: [* * *]		Title: [* * *]

Date:	20 Dec. 2011	Date:	20.12.2011

Google Confidential	Page 1 of 1

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.